Exhibit 10.9

EXECUTIVE SUMMARY MEMORANDUM

To:

All Directors, Executive Officers, Senior Vice Presidents and Vice Presidents of VR Holdings, Inc. (the “Company”) and Presidents of Subsidiaries

From:

John E. Baker, President

Date:

May 14 , 2010

Re:

Federal Securities Law Compliance

Included below for your review is a memorandum prepared by outside counsel to the Company that summarizes certain important federal securities law requirements and restrictions applicable to your transactions in the securities of the Company.  This memorandum and the attached policy also outlines the Company’s corporate insider trading policies and procedures for ensuring compliance with the federal securities laws by all Executive Officers and Directors of the Company and all Presidents of Subsidiaries.  You should thoroughly read the entire memorandum and return the certificate attached to me as soon as possible.  I have summarized the discussion for your convenience, and have also provided a more detailed discussion below.  If you have any questions regarding this memorandum and the applicable law, please contact our Compliance Officer (see Section 3).

1.

Insider Trading.  The federal securities laws prohibit you and members of your family from buying or selling the Company’s securities while having knowledge of material nonpublic information about the Company or the market for the Company’s securities (so-called “inside information”).  In addition, communication of inside information to a third party, under circumstances where improper trading can be anticipated, is also prohibited.  Individuals trading on (or tipping) inside information may be liable for criminal sanctions or fines of up to $1,000,000 and 10 years imprisonment, and civil penalties of up to three times the profit gained or loss avoided.

“Material” information generally means information that is likely to have a significant impact on the decision of a person to buy, sell or hold the Company’s securities.  Either positive or adverse information may be material.  Information is considered to be publicly available only when it has been released to the public through a Company press release or SEC filing and two full trading days have passed.

The Company’s insider trading policies apply to any and all transactions in the Company’s equity securities, including its common stock and options to purchase common stock, preferred stock, warrants and other convertible or derivative securities.

The federal securities laws also impose personal liability on so-called “controlling persons” who fail to take appropriate steps to prevent or detect insider-trading violations by their subordinates.  Since you may be deemed a controlling person, the law makes it your responsibility, along with all other insiders, to strictly enforce the restrictions set forth in this memorandum and the insider trading policy statement discussed in this memorandum.

2.

Window Periods; Preclearance.  Generally, you will only be able to purchase or sell the Company’s securities during four “window periods” occurring throughout the year.  These window periods begin on the third business day after the Company announces its quarterly (or annual) operating results for the prior fiscal quarter and end on the 30th day prior to the end of the current fiscal quarter.  However, in order to ensure that all Company directors and officers fully comply with the complex and sometimes confusing requirements of the federal securities laws, you will be required to notify me and our Compliance Officer in advance of any proposed transaction in the Company’s securities, including sales, purchases, option exercises and the like.  Even if your purchase or sale will occur within a window period, you must preclear your proposed transaction with our Compliance Officer.  Purchases or sales outside of the window periods may be allowed in certain limited circumstances, provided there exists no inside information at the time and you preclear the transaction with the Compliance Officer.  For a more detailed description of the preclearance procedures, please see Appendix A, “Policy on Preclearance of All Securities Transactions” attached hereto.

3.

Compliance Officer.  The Company has appointed the Company’s General Counsel as the Company’s Compliance Officer to assist the Board of Directors in implementing our insider trading policies.  The duties of the Compliance Officer will include, but are not limited to:

(a)

Administering and interpreting this memorandum and monitoring and enforcing compliance with all policy provisions and procedures.

(b)

Responding to all enquiries relating to the insider trading policies and related procedures.

(c)

Providing copies of the Company’s insider trading policies and other appropriate materials to all current and new employees, officers and employees, and such other persons who the Compliance Officer determines may have access to material nonpublic information concerning the Company.

(d)

Administering, monitoring and enforcing compliance with all applicable federal and state insider trading laws and regulations and assisting in the preparation and filing of all required SEC reports relating to insider trading in Company’s Securities.

(e)

Revising the policy as necessary to reflect changes in insider trading laws and regulations.

4.

Company Discipline.  Violation of the Company’s insider trading policies or applicable insider trading or tipping laws by any employee, officer or director may subject a director to dismissal proceedings and an officer or employee to disciplinary action by the Company up to and including termination for cause.  The Company’s insider policies are intended to be broader than the law and the Company reserves the right to determine, in its own discretion and on the basis of the information available to it, that specific conduct violates its policy, whether or not the conduct also violates the law.  It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

5.

Certain Exceptions. The prohibition on trading in the Company’s securities set forth herein does not apply to:

(a)

The exercise of stock options for cash under the Company’s stock option plans (but not the sale of any such shares), since the Company itself is the other party to the transaction and the price does not vary with the market but is fixed by the terms of the option agreement;

(b)

The purchase of shares pursuant to the Company’s Employee Stock Purchase Plan (but not the sale of any such shares), since the Company itself is the other party to the transaction and the shares are purchased during the course of the plan regardless of the stock price; and

(c)

The purchase of stock through the Company’s stock fund of the 401(k) Plan through regular payroll deductions; however, the election to transfer funds into or out of the stock fund is subject to the insider trading restrictions.

6.

Insider Trading Restrictions.

(a)

What is Insider Trading?  The federal securities laws prohibit directors, executive officers, employees and agents of the Company from purchasing or selling the Company’s securities while in possession of material nonpublic information about the Company or the market for the Company’s stock (i.e., so-called “inside information”).  These restrictions also apply to your spouse, children, relatives who share your home and certain trusts, partnerships and corporations affiliated with you.  In addition, communication of inside information (“tipping”) to a third party, where improper trading can be anticipated, is also strictly prohibited.

(b)

What is Inside Information?  “Material inside information” generally means information that is not publicly known and which if known would be likely to have a significant impact on the decision of a person to buy, sell or hold Company stock.  Any information about the Company, the disclosure of which you believe would cause the price of the Company’s stock to decrease or increase, is probably inside information.  Inside information may cover a broad range of topics, including significant new products or processes; the gain or loss of a substantial customer or supplier; pending litigation or changes in the status of litigation; a significant refinancing transaction; news of a pending acquisition or disposition of assets, or a proposed merger or tender offer; government investigations; changes in management; or pending changes in corporate policy (such as dividend increases or stock splits).  Either positive or adverse information may be material.  Since the question of whether inside information is “material” is determined in litigation with the benefit of 20-20 hindsight, you should generally presume that nonpublic information is material if you have any doubts.

(c)

What are the Penalties for Insider Trading?  The federal securities laws impose potentially onerous civil and criminal penalties on persons who trade while in possession of material inside information or who improperly disclose confidential information to a third party.  Individuals trading on (or tipping) inside information may be liable for criminal sanctions or fines of up to $1,000,000 and 10 years imprisonment, and civil penalties of up to three times the profit gained or losses avoided.  Also, penalties may be imposed against so-called “controlling persons” who fail to take appropriate steps to prevent or detect insider trading violations (including tipping violations) by certain of their employees or subordinates.  Civil penalties for persons who control violators can equal the greater of $1,000,000 or three times the profit gained or losses avoided.  The Company itself may also be subject to criminal penalties of up to $2,500,000 for insider-trading violations committed by employees.

It is very possible that your status as an officer or director of the Company would implicate you as a controlling person subject to personal liability for the insider trading violations of the Company’s employees.  Although personal liability will only be imposed if it is shown that you were aware or should have been aware of the fact that an employee was likely to engage in insider trading and that you failed to take steps necessary to prevent the violation, this standard will of course be applied with 20-20 hindsight after a violation has occurred.

(d)

How can I Limit the Potential for a Violation?  To ensure that all material nonpublic information concerning the Company remains confidential:  (i) “tips” about inside information should never be given to anyone who may, directly or indirectly, use such information to derive an improper personal benefit through personal trading in the Company’s securities or by passing the tip on to others; (ii) access to material nonpublic information must be limited to only those individuals who have a “need to know”; (iii) all material nonpublic information should be clearly marked as “confidential” so that individuals are aware that such information may not be otherwise disclosed or used and such information should be kept in a secured area not generally accessible to other individuals; (iv) all enquiries concerning the Company from the press or financial analysts must be channeled through the Compliance Officer; and (v) confidential information should not be discussed in public or quasi-public places where conversations may be overheard by others.  If you become aware of a leak of inside information, whether inadvertent or otherwise, you should report the leak immediately to the Compliance Officer.

(e)

What is the Company’s Policy Prohibiting Insider Trading?  The Company has decided to establish specific rules and procedures regulating when executive officers and directors of the Company (and other employees with access to inside information) may trade in the Company’s stock.  A Company policy statement prohibiting insider trading by all directors and employees and requiring the maintenance of confidentially of inside information has been circulated as a separate memo to all employees of the Company and is attached hereto.  The policy statement serves two principal functions: first, it provides information to all Company employees (in addition to directors and officers) about their obligations to refrain from insider trading and maintain the confidentiality of inside information.  Second, it provides evidence that the Company has developed policies and procedures reasonably designed to prevent insider trading.  This policy statement should be given to all new employees, distributed annually to all employees and generally posted at the Company’s facilities.

Adoption and strict enforcement of the policy statement and the requirements set forth in this memorandum (collectively, the “insider trading policies”) will help to provide you and the Company with a first line of defense against liability resulting from another employee’s illegal trades.  However, it is incumbent on all executive officers and directors of the Company to ensure strict compliance with these policies.  Failure to enforce the policies could ultimately result in an additional basis for imposing personal liability on executive officers or directors of the Company.

Additionally, violation of the Company’s insider trading policies or applicable insider trading or tipping laws by any employee, officer or director may subject a director to dismissal proceedings and an officer or employee to disciplinary action by the Company up to and including termination for cause.  The Company’s insider policies are intended to be broader than the law and the Company reserves the right to determine, in its own discretion and on the basis of the information available to it, that specific conduct violates its policy, whether or not the conduct also violates the law.  It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

(f)

When Can I Sell or Buy Company Stock?  In order to facilitate compliance with the insider trading laws, the Company has adopted the policy that all directors, executive officers, senior vice presidents, vice presidents and Presidents of subsidiaries must contact the Company’s Compliance Officer in advance of making any commitment to purchase (or otherwise acquire) or sell (or otherwise dispose of) Company’s Securities.  Generally, you will only be allowed to buy or sell the Company’s Securities during a “window period”.  These window periods occur four times a year, begin on the third business day after the Company announces its quarterly (or annual) operating results for the prior fiscal quarter and end on the 30th day prior to the end of the current fiscal quarter.  However, even if you desire to purchase or sell the Company’s Securities during a window period, you still must preclear your trade with the Compliance Officer to ensure no inadvertent violation of the insider trading laws occurs.  The Company’s Policy on Preclearance of All Securities Transactions is attached hereto.  Sales outside of the window periods may be allowed under certain limited circumstances, provided of course that no inside information then exists concerning the Company and you preclear the transaction with the Compliance Officer.

(g)

Can I Sell Company Stock Short?  Section 16(c) of the 1934 Act prohibits you from making “short sales” of the Company’s stock.  A short sale is the sale of a security which you do not own which involves the borrowing of shares by your broker for your account, with delivery of the borrowed shares to the buying broker.

VR HOLDINGS, INC.

CERTIFICATE

The undersigned director, executive officer, senior vice president or vice president of VR Holdings, Inc. (the “Company”) or president of subsidiary hereby states that he or she has carefully read the memorandum discussing certain of the federal securities law restrictions and requirements applicable to the undersigned and the undersigned will strictly comply with all of such restrictions and requirements, as amended or supplemented from time to time by written notice.  The undersigned further acknowledges that this memorandum is not intended to replace his or her responsibility to understand and comply with federal securities laws.

Signature:

Print Name:

Title:

Date: ______________________________

Please return this signed Certificate to the Company

prior to the __ day of __________________, 2010

Appendix A

VR HOLDINGS, INC.

POLICY ON PRECLEARANCE OF ALL SECURITIES TRANSACTIONS

To: All Directors, Executive Officers, Senior Vice Presidents and Vice Presidents of VR Holdings, Inc. (the “Company”) and Presidents of Subsidiaries:

This memorandum is to announce a corporate policy requiring preclearance of all transactions in any securities of the Company (the “Company’s Securities”) by all directors and officers of the Company or any of its subsidiaries.  This special policy is supplemental to the Company’s general policy for all employees relating to trading in Company’s Securities and the confidentiality of Company information.

The Company requests that all directors and officers give the Compliance Officer notice of at least one business day before buying or selling any of the Company’s Securities.  This policy applies to transactions by any family member, trust or entity for which you exercise any investment control or are making any investment recommendations or in which you have any pecuniary interest (hereinafter “Related Parties”).

The primary purpose of this policy is to avoid situations of trading in the Company’s Securities by directors and high level employees when the Company is in possession of material undisclosed information.  The Company requires that its directors and officers honor any requests by the Company for a delay in any proposed transaction pending a release of information.  For persons subject to such requirements, this preclearance policy will also give the Compliance Officer the opportunity to review whether a proposed transaction (i) presents any apparent liability for short-swing trading profits under Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”) or (ii) fails to satisfy the requirements of Rule 144 promulgated under the Securities Act of 1933 relating to sales of restricted securities.

The Company reserves the right to bar any transactions in the Company’s Securities, even those pursuant to arrangements previously approved, if the Compliance Officer or the Board of Directors, in consultation with legal counsel, determines that such a bar is in the best interests of the Company.

The Company also requires that directors and officers restrict all purchases and sales of the Company’s Securities to the window periods beginning on the third business day after the Company announces its quarterly (or annual) operating results for the prior fiscal quarter and end on the 30th day prior to the end of the current fiscal quarter.

The Company further requires that all directors and officers advise the Compliance Officer, within one day after completion of a proposed transaction, of the date, number of shares and price for the transaction and, for transactions by Related Parties, the names of all persons and entities with a pecuniary interest in the transaction.  Gifts as well as sales by you or by any Related Party should also be reported in this manner.  Such information will be used by the Compliance Officer in assembling necessary reports by directors and executive officers to the Securities and Exchange Commission under Section 16(a) of the 1934 Act.